Exhibit 99.3

Risks Related to the Loan Portfolio Acquisition

Except where the context suggests otherwise, the terms “company,” “we,” “us,” “our,” and “Blackstone Mortgage Trust” refer to Blackstone Mortgage Trust, Inc., a Maryland corporation; “Manager” refers to BXMT Advisors L.L.C., a Delaware limited liability company, our external manager; and “Blackstone” refers to The Blackstone Group L.P., a Delaware limited partnership, and its subsidiaries.

Blackstone’s, our Manager’s and third party service providers’ due diligence of the Loan Portfolio may not reveal all of the liabilities or negative conditions associated with the assets in the Loan Portfolio, which could lead to losses.

Affiliates of Blackstone, including our Manager, have reviewed and assessed various factors and characteristics that are material to the performance of the $4.6 billion portfolio of commercial mortgage loans secured by properties located in North America and Europe (the “Loan Portfolio”) we propose to acquire from General Electric Capital Corporation and certain of its affiliates (collectively, “GE Capital”). In making the assessment and otherwise conducting due diligence, Blackstone and our Manager will rely on the resources and information available to them. There can be no assurance that Blackstone’s and our Manager’s due diligence process will uncover all relevant facts or risks. It is possible that negative conditions will be revealed after the Loan Portfolio acquisition is consummated that adversely affect the value of our portfolio and financial performance.

If our Manager has overestimated the yields or incorrectly priced the risks of the Loan Portfolio, we may experience losses.

Our Manager has valued the Loan Portfolio based on expected yields and risks, taking into account estimated future losses on the mortgage loans and the underlying collateral, and the estimated impact of these losses on expected future cash flows and returns. Our Manager’s loss estimates may not prove accurate, as actual results may vary from estimates. In the event that our Manager has underestimated the asset level losses relative to the price we pay for a particular asset in the Loan Portfolio, we may experience losses with respect to such asset.

If any portion of our equity or debt financing for the Loan Portfolio is unavailable, we may be forced to liquidate certain assets to pay for the Loan Portfolio acquisition or we may be unable to close the Loan Portfolio acquisition.

We intend to finance a substantial portion of the purchase price for the Loan Portfolio with equity and debt financing. We expect to commence an underwritten registered offering of shares of our class A common stock (the “Offering”) in order to raise funds which we expect will be used to finance a portion of the purchase price for the Loan Portfolio, and we also expect to enter into a financing facility with Wells Fargo that will, subject to customary terms and conditions, provide for $4.0 billion of secured financing (the “Wells Fargo facility”). Although we have entered into an agreement with Wells Fargo with respect to the Wells Fargo facility, we have not yet executed definitive documentation. Even after we have entered into definitive documentation for the Wells Fargo facility, there will be certain conditions that must be satisfied or waived in order for closing of such financing to occur, and there is a risk these conditions will not be satisfied. In the event that the financing contemplated by the Wells Fargo facility, the Offering or any other suitable financing is not available to us, or we are unable to raise a sufficient amount of proceeds in the Offering, we may be required to obtain alternative financing on terms that are less favorable to us than those contemplated by the Wells Fargo facility and the Offering. If other financing becomes necessary and we are unable to secure such other financing on acceptable terms or in a timely manner, we may be forced to liquidate certain of the loans in our existing portfolio in order to pay the purchase price of the Loan Portfolio acquisition, which could have an adverse effect on our results of operations and financial condition, or we may be unable to close the acquisition at all. In addition, in the event we are unable to close the acquisition at all, we may be liable for damages to other purchasers under the Purchase and Sale Agreement, including certain affiliates of Blackstone for an amount not to exceed the $1.5 billion termination fee.

To the extent the acquired loans in the Loan Portfolio are repaid on or before their maturity dates, we will bear reinvestment risk.

Of the assets we are purchasing in the Loan Portfolio, approximately 41.3% (by unpaid principal balance as of March 31, 2015) are open to repayment and an additional 4.6% (by unpaid principal balance as of March 31, 2015) are scheduled to mature in 2015. In addition, borrowers may repay their loans prior to their stated maturities. As such loans are repaid, we will have to redeploy the proceeds we receive in repayment. It is possible that we will fail to identify reinvestment options that would provide returns or a risk profile that is comparable to the asset that was repaid. We would expect to either redeploy the proceeds we receive to originate and acquire loans that meet our investment criteria or repay borrowings under our credit facilities. If we fail to redeploy the proceeds we receive in repayment of a loan in equivalent or better alternatives, our financial performance and returns to investors could suffer.

The Loan Portfolio acquisition will significantly increase the size and change the mix of our portfolio of assets, and we may be unable to successfully integrate the new assets or manage our growth effectively, which could have a material adverse effect on our results of operations and financial condition.

The Loan Portfolio acquisition will significantly increase the size and change the mix of our portfolio of assets. We may be unable to successfully and efficiently integrate the newly-acquired assets into our existing portfolio or otherwise effectively manage our assets or our growth effectively. We may prove to lack the resources required to effectively manage our assets, particularly to the extent the assets become stressed. Under these circumstances, our results of operations and financial condition may be materially adversely affected.

Certain loans in the Loan Portfolio are concentrated in terms of geography, asset types, and sponsors.

The Loan Portfolio acquisition contemplates the purchase by us of certain assets that are concentrated in certain property types which may be subject to a higher risk of default or foreclosure, or are secured by properties concentrated in a limited number of geographic locations. To the extent that assets in the Loan Portfolio are concentrated in any one region or type of asset, downturns generally relating to such type of asset or region may result in defaults on a number of our investments within a short time period, which could adversely affect our results of operations and financial condition. In addition, because of this asset concentration, even modest changes in the value of the underlying real estate assets could have a significant impact on the value of our stockholders’ investment.

As a result of this high level of concentration, any adverse economic, political or other conditions that disproportionately affects those geographic areas or asset classes could have a magnified adverse effect on our results of operations and financial condition, and the value of our stockholders’ investments could vary more widely than if we invested in a more diverse portfolio of loans. Please refer to exhibit 99.1 to this Current Report for further details on the property type and geographic distribution of properties securing the Loan Portfolio.

We may need to foreclose on certain of the loans we will acquire as part of the Loan Portfolio acquisition, which could result in losses that harm our results of operations and financial condition.

If we foreclose on an asset, we may take title to the property securing that asset, and if we do not or cannot sell the property, we would then come to own and operate it as “real estate owned.” Owning and operating real property involves risks that are different (and in many ways more significant) than the risks faced in owning an asset secured by that property. In addition, we may end up owning a property that we would not otherwise have decided to acquire directly at the price of our original investment or at all, and the liquidation proceeds upon sale of the underlying real estate may not be sufficient to recover our cost basis in the loan, resulting in a loss to us. For example, approximately 30.6% of the loans comprising the Loan Portfolio are secured by mobile home parks. Housing communities such as mobile home parks are “special purpose” properties that cannot be readily converted to general residential, retail or office use, and this may adversely affect the liquidation value of the property if its operation as a mobile home park becomes unprofitable due to competition, age of the improvements or other factors. As a result, if we foreclose on and come to own certain of these properties, our financial performance and returns to investors could suffer.

A substantial portion of the Loan Portfolio consists of fixed-rate loans that may be subject to fluctuations in interest rates that may not be adequately protected, or protected at all, by our hedging strategies.

Approximately $2.2 billion of the aggregate principal amount of the Loan Portfolio consists of loans with fixed interest rates. Fixed interest rate investments do not have adjusting interest rates and the relative value of the fixed cash flows from these investments will decrease as prevailing interest rates rise or increase as prevailing interest rates fall, causing potentially significant changes in value. We may employ various hedging strategies to limit the effects of changes in interest rates (and in some cases credit spreads), including engaging in interest rate swaps, caps, floors and other interest rate derivative products. We cannot make assurances that we will be able to enter into hedging transactions or that such hedging transactions will adequately protect us against the foregoing risks.

Certain of the assets in the Loan Portfolio consists of assets denominated in foreign currencies and subject us to increased foreign currency risks.

Approximately 15.1%, 9.5%, and 7.2% of the loans in the Loan Portfolio by value are denominated in Canadian dollars, British pounds sterling and Euros, respectively, which exposes us to increased foreign currency risk. As a result, a change in foreign currency exchange rates may have an adverse impact on the valuation of our assets, as well as our income and distributions. Any such changes in foreign currency exchange rates may impact the measurement of such assets or income for the purposes of our real estate investment trust tests and may affect the amounts available for payment of dividends on our class A common stock.

We must manage our portfolio so that we do not become an investment company that is subject to regulation under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Although we expect that following the Loan Portfolio acquisition we will continue to not be an investment company that is subject to regulation under the Investment Company Act, there can be no assurance that this will be the case.

We conduct our operations so that we avail ourselves of the statutory exclusion provided in Section 3(c)(5)(C) for companies engaged primarily in investment in mortgages and other liens on or interests in real estate. In order to qualify for this exclusion, we must maintain, on the basis of positions taken by the SEC’s Division of Investment Management (the “Division”), in interpretive and no-action letters, a minimum of 55% of the value of our total assets in mortgage loans and other related assets that are considered “mortgages and other liens on and interests in real estate,” which we refer to as Qualifying Interests, and a minimum of 80% in Qualifying Interests and real estate-related assets. In the absence of SEC or Division guidance that supports the treatment of other investments as Qualifying Interests, we will treat those other investments appropriately as real estate-related assets or miscellaneous assets depending on the circumstances.

Because registration as an investment company would significantly affect our ability to engage in certain transactions or be structured in the manner we currently are, we intend to conduct our business so that we will continue to satisfy the requirements to avoid regulation as an investment company. If, however, as a result of the assets to be acquired by us upon consummation of the Loan Portfolio acquisition, we do not meet these requirements, we could be forced to find alternative buyers for the non-Qualifying Interest assets subject to the Loan Portfolio acquisition or alter our investment portfolios by selling or otherwise disposing of a substantial portion of the assets that do not satisfy the applicable requirements or by acquiring a significant position in assets that are Qualifying Interests. In the past, when required due to the mix of assets in our balance sheet portfolio, and in connection with our reliance on the Section 3(c)(5)(C) exclusion, we have purchased agency residential mortgage-backed securities that represent the entire beneficial interests in the underlying pools of whole residential mortgage loans, which are treated as Qualifying Interests based on the Division’s positions. Such investments may not represent an optimum use of capital when compared to the available investments we and our subsidiaries target pursuant to our investment strategy. These investments present additional risks to us, and these risks are compounded by our inexperience with such investments. We continue to analyze our investments and may acquire other pools of whole loan residential mortgage-backed securities when and if required for compliance purposes. To the extent we must find alternative buyers for the non-Qualifying Interest assets, we may not realize all of the benefits of the Loan Portfolio acquisition. Altering our portfolio in this manner may have an adverse effect on our investments if we are forced to dispose of or acquire assets in an unfavorable market, and may adversely affect our stock price.

If it were established that, following the consummation of the Loan Portfolio acquisition, we were an unregistered investment company, there would be a risk that we would be subject to monetary penalties and injunctive relief in an action brought by the SEC, that we would be unable to enforce contracts with third parties, that third parties could seek to obtain rescission of transactions undertaken during the period it was established that we were an unregistered investment company, and that we would be subject to limitations on corporate leverage that would have an adverse impact on our investment returns. In order to comply with provisions that allow us to avoid the consequences of registration under the Investment Company Act, we may need to forego otherwise attractive opportunities and limit the manner in which we conduct our operations. Thus, compliance with the requirements of the Investment Company Act may hinder our ability to operate solely on the basis of maximizing profits.

The Loan Portfolio acquisition could place strains on the Manager, its employees, its information systems and its internal controls, which may adversely impact our business.

The Loan Portfolio acquisition may place significant demands on our Manager’s administrative, operational, asset management, financial and other resources. Any failure to manage our increased size effectively could seriously harm our business. To be successful, we will need to continue to implement management information systems and improve our operating, asset management, administrative, financial and accounting systems and controls. These processes are time-consuming and expensive, increase management responsibilities and divert management attention, and we may not realize a return on our investment in these processes.

Consummation of the Loan Portfolio acquisition is subject to conditions precedent and dependent in part on the actions of third parties we do not control and whose actions may subject us to liability. Failure to consummate the Loan Portfolio acquisition could materially impede our growth prospects, negatively impact our stock price or future business and financial results, and require us to find alternative uses for the proceeds of the Offering.

Consummation of the Loan Portfolio acquisition is subject to conditions precedent and dependent in part on the actions of third parties to the Transaction Agreements who we do not control, and if we or the other parties to the Transaction Agreements fail to fulfill these conditions, it is possible that the closing of the Loan Portfolio acquisition could be delayed or might not occur at all. In addition, actions or failures to act by such third parties, including certain affiliates of our Manager, could expose us to claims for damages, financial penalties and reputational harm.

The Offering is not conditioned upon the closing of the Loan Portfolio acquisition. Accordingly, if the Loan Portfolio acquisition does not close and we do not purchase the Loan Portfolio and recognize the benefits that we believe the Loan Portfolio acquisition presents, a purchaser of our class A common stock will not receive any refund of its investment. Instead, we would be required to deploy the proceeds of the Offering to one or more alternative investments or repay certain indebtedness, and our decisions in respect of these investments would generally not be subject to stockholder approval. These alternative investments may not be readily available to us, especially in light of the size of the contemplated Offering relative to our previous offerings, or may yield lower returns than the Loan Portfolio assets. Further, if the closing of the Loan Portfolio acquisition is delayed, we are likely to invest the proceeds of the Offering in instruments that do not offer the returns we expect to achieve from the Loan Portfolio, which would cause our near term financial performance to suffer. We may also use the proceeds of the offering to engage in repurchases of our outstanding shares of class A common stock. Under the circumstances described above, our growth prospects may be materially impeded.

In addition, if the Loan Portfolio acquisition is not completed, we will still be required to pay certain costs relating to the Loan Portfolio acquisition, whether or not the Loan Portfolio acquisition is completed, such as legal, accounting and financial advisor fees, and matters relating to the Loan Portfolio acquisition may require substantial commitments of time and resources by our Manager, which could otherwise have been devoted to other opportunities that may have been beneficial to us. In addition, we may experience negative reactions from the financial markets. We also could be subject in some circumstances to stockholder or other litigation relating to the failure to complete the acquisition.